EXHIBIT 10.12
[FORM OF]
PURCHASE AND SALE AGREEMENT
(Divided Facility)
          This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of                      , 2006, by and between                                         , a                                         corporation (“Transferor”), ALC REAL ESTATE, LLC, a Wisconsin limited liability company (“Transferee”), ASSISTED LIVING CONCEPTS, INC., a Nevada corporation (“Assisted Living”), and EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation (“Extendicare”).
          WHEREAS, Transferor is the owner of certain real property located at                                                             and legally described on Exhibit A (the “Property”); and
          WHEREAS, the Facility (as defined in Section 1.01) is located on a portion of the Property; and
          WHEREAS, Transferor is in the process of dividing the Property so that the portion of the Property on which the Facility is located will be a separate legal parcel (the “Property Division”); and
          WHEREAS, upon the completion of the Property Division, Transferor desires to transfer to Transferee, and Transferee desires to accept and assume from Transferor, the Assets and the Assumed Liabilities (each as defined below); and
          WHEREAS, Extendicare is the ultimate parent of Transferor and Assisted Living is the sole member of Transferee.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE ONE
Transfer of Assets; Assumption of Liabilities
          1.01 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, effective upon the completion of the Property Division and receipt of all required approvals, Transferor hereby sells, assigns, conveys, transfers, and delivers to Transferee, and Transferee hereby accepts and acquires from Transferor, all of Transferor’s right, title and interest in and to that portion of the Property shown on Exhibit A-1 (the “Facility”), together with all buildings, improvements, structures and fixtures located thereon, all furniture, equipment and other personal property located therein (except as excluded below), and all rights-of-way, easements and privileges appurtenant thereto (collectively, the “Assets”).
          1.02 Excluded Assets. Notwithstanding the terms of Section 1.01, Transferor is not selling, assigning, conveying, transferring or delivering to Transferee any operating assets of the Facility which have been transferred to ALC Operating, LLC by the operator of the Facility pursuant to a separate agreement dated the date hereof.
          1.03 Assumed Liabilities. Except as set forth on Exhibit B and subject to Sections 4.02 and 4.03 hereof, on the terms and subject to the conditions set forth in this Agreement, Transferor hereby assigns, conveys, transfers and delivers to Transferee, and Transferee hereby accepts and assumes from Transferor, all of the liabilities of Transferor that primarily relate to the Assets (the “Assumed Liabilities”); provided, however, that the Assumed Liabilities do not include any liability to the extent such liability arises out of or results from the operations of the Facility or the Property prior to the date of the Closing (as that term is defined in Section 3.03 below).
ARTICLE TWO
Consideration
          2.01 Purchase Price. The purchase price for the Assets shall be                                                               Dollars ($                                        ) (the “Purchase Price”). The Purchase Price shall be paid in accordance with the provisions of Article Three.
          2.02 Allocation. The Purchase Price shall be allocated as shown on Exhibit D to this Agreement.
ARTICLE THREE
Loan of Purchase Price
          3.01 Execution of Note. Immediately prior to the distribution by Extendicare, Inc. of the Assisted Living stock to holders of Extendicare, Inc. stock, Assisted Living shall lend an amount equal to the amount of the Purchase Price to Extendicare in exchange for a note in the form attached hereto as Exhibit C (the “Note”) and Extendicare shall immediately deliver the Note to Assisted Living.
          3.02 Transfer of Note by Assisted Living. Promptly upon receipt of the Note from Extendicare, Assisted Living shall endorse and deliver the Note to Transferee as a contribution to capital and not in exchange for additional membership interests in Transferee.
          3.03 Payment of Purchase Price. Upon the closing of the sale of the Assets to Transferee (the “Closing”), Transferee shall pay the Purchase Price to Transferor.
ARTICLE FOUR
Closing
          4.01 Conveyance. At Closing, in exchange for payment of the Purchase Price, Transferor shall convey title to the Assets to Transferee by special warranty deed and bill of sale free and clear of all liens and encumbrances created by or through Transferor other than those matters shown as permitted encumbrances on the deed.

          4.02 Prorations. Real estate and personal property taxes shall be prorated as of the date of Closing based on 105% of the most current tax bills if taxes are paid in arrears and otherwise in accordance with the current tax bill and adjusted accordingly between the parties. All other items of income and expense relating to the Assets shall be prorated between Transferor and Transferee as of Closing, and the Purchase Price shall be adjusted accordingly.
          4.03 Closing Costs. Transferor shall pay all transfer taxes, survey and title costs and all other closing costs.
          4.04 Contracts Relating to the Assets. At Closing, Transferor shall assign to Transferee and Transferee shall assume Transferor’s right, title and interest in all third-party contracts relating to the Assets other than any such contracts assigned to ALC Operating, LLC by the operator of the Facility pursuant to a separate agreement dated the date hereof.
          4.05 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure that the Closing occurs upon completion of the Property Division, including using their commercially reasonable efforts to obtain all permits and remove all legal impediments as required in connection with the Property Division. To the extent that the assignment of any contract requires the consent of a third party, Transferor and Transferee shall use their commercially reasonable efforts to obtain such consent. If such consent cannot be obtained, Transferor and Transferee shall take such other actions in order to place Transferee, insofar as reasonably practicable and subject to applicable law and to the fullest extent permitted under the applicable third party contract, in the same position as if such contract had been assigned to Transferee as contemplated hereby and so that all the benefits and burdens relating to such contract are to inure to Transferee.
ARTICLE FIVE
Miscellaneous
          5.01 NO REPRESENTATIONS OR WARRANTIES REGARDING THE ASSETS. TRANSFEREE ACKNOWLEDGES AND AGREES THAT NONE OF TRANSFEROR, ASSISTED LIVING OR EXTENDICARE MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY OF THE ASSETS OR ASSUMED LIABILITIES OR REGARDING ANY OTHER MATTERS IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF TRANSFEROR, ASSISTED LIVING AND EXTENDICARE HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING ANY OF THE ASSETS OR ASSUMED LIABILITIES OR ANY MATTER RELATED THERETO.
          5.02 “AS IS” TRANSFER. THE TRANSFER OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS,” “WHERE IS” BASIS AND “WITH ALL FAULTS.” TRANSFEREE ACCEPTS THE ASSETS AND THE ASSUMED LIABILITIES IN THEIR “AS IS” “WHERE IS” “WITH ALL FAULTS” CONDITION WITHOUT RELYING ON ANY REPRESENTATIONS OR WARRANTIES FROM ANY OF THE OTHER PARTIES TO THIS AGREEMENT. TRANSFEREE ACKNOWLEDGES AND AGREES THAT NONE OF TRANSFEROR, ASSISTED LIVING OR EXTENDICARE

SHALL BE RESPONSIBLE OR LIABLE TO TRANSFEREE FOR ANY DEFECTS, ERRORS OR OMISSIONS OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE ASSETS OR THE ASSUMED LIABILITIES.
          5.03 Authority. Each party to this Agreement represents and warrants that (i) it is an entity organized and existing and in good standing under the laws of the state in which it is organized, and (ii) it has the right and authority to enter into this Agreement and consummate the transactions contemplated by this Agreement.
          5.04 Further Assurances. At and after closing, each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions, as any other party hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement or otherwise carryout the intent and purposes of this Agreement. Without limiting the foregoing, in the event that the Property Division is not able to be legally completed due to applicable laws or decisions of governmental agencies having jurisdiction , the parties hereby covenant and agree to cooperate in good faith to take such other action(s)as such parties shall deem appropriate to accomplish the Property Division including, without limitation, the (a) creation of a tenancy in common; or (b) the creation of a condominium form of ownership; or (c) the sale-leaseback of the entire Property; or (e) such other form upon which the parties shall agree.
          5.05 Amendment and Waiver. Any amendment, supplement or modification of this Agreement, and any consent to any departure by any party hereto from the terms of this Agreement, shall be effective only if it is made or given in writing and signed by each party hereto.
          5.06 Binding Effect. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          5.07 Complete Agreement. Other than the Separation Agreement dated as of ___, 2006 between Assisted Living and Extendicare Real Estate Investment Trust, this Agreement and the exhibits hereto contain the complete agreement between the parties and supercede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.
          5.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
          5.09 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          5.10 GOVERNING LAW. EXCEPT FOR THE NOTE, WHICH SHALL BE GOVERNED BY WISCONSIN LAW, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE FACILITY IS LOCATED, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE CONFLICT OF LAWS PRINCIPLES.
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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

[TRANSFEROR]

By:

Name:

Title:

ALC REAL ESTATE, LLC

By:	ASSISTED LIVING CONCEPTS, INC.,
Its Sole Member

By:

Name:

Title:

EXTENDICARE HEALTH SERVICES, INC.

By:

Name:

Title:

ASSISTED LIVING CONCEPTS, INC.

By:

Name:

Title:

EXHIBIT A
Legal Description of the Property

EXHIBIT A-1
Facility

EXHIBIT B
Exceptions to Assumed Liabilities
1.	Payment of any indebtedness owed by Transferor and secured by any mortgage affecting the Assets.
2.	Payment of any judgment against Transferor.
3.	Payment of any other amounts owed by Transferor and secured by a lien on the Assets, such as a security interest or mechanic’s lien.

EXHIBIT C
PROMISSORY NOTE
$                                                                                                                            , 2006
     FOR VALUE RECEIVED, the undersigned, (“Extendicare”), promises to pay to the order of Assisted Living Concepts, Inc., a Nevada corporation (“Assisted Living”), at 111 West Michigan Street, Milwaukee, Wisconsin 53203, or such other place as may be designated from time to time by the holder of this Note, the principal sum of                                         Dollars ($                    ), together with interest at the annual rate of six percent (6%), on the following terms:
     (a) Promptly upon receipt of this Note from Extendicare, Assisted Living shall endorse and deliver this Note to ALC Real Estate, LLC (“ALC”) as a contribution to capital and not in exchange for additional membership interests in ALC; and
     (b) Upon the earliest of (i) closing (the “Closing”) of the sale of that certain assisted living facility located at                                         (the “Facility”) by                     (“Transferor”) to ALC, (ii) the date on which the lease for the Facility between Transferor and ALC dated                     , 2006 (the “Lease”) matures, or (iii) the date that ALC elects not to extend the term of the Lease, the outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be paid by Extendicare to ALC.
     This Note is to be governed by and construed according to the domestic laws of the State of Wisconsin without giving effect to the conflict of law provisions (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the law of any other jurisdiction. This Note is given for an actual loan of money for business purposes and not for personal, residential or agricultural purposes. The records of holder shall be prima facie evidence of the amount owing on this Note.
     IN WITNESS WHEREOF, the undersigned has duly executed this Note as of this ___day of                     , 2006.

EXTENDICARE HEALTH SERVICES, INC., a Delaware corporation

By:

Pay to the order of ALC Real Estate, LLC as a contribution to capital this ___day of                     , 2006.

ASSISTED LIVING CONCEPTS, INC.

By:

EXHIBIT D
Allocation of Purchase Price

Real Property:	$

Personal Property:	$